Exhibit 99.1

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

Synopsys Posts Financial Results for

Fourth Quarter and Full-Year Fiscal 2005

MOUNTAIN VIEW, Calif. November 30, 2005 – Synopsys, Inc. (Nasdaq:  SNPS), a world leader in semiconductor design software, today reported results for its fourth quarter and fiscal year ended October 31, 2005.

For the fourth quarter of fiscal 2005, Synopsys reported revenue of $254.8 million, an 11 percent increase compared to $230.6 million for the fourth quarter of fiscal 2004.  Revenue for fiscal year 2005 was $991.9 million, a decrease of 9 percent from the $1.09 billion in fiscal 2004.  Lower revenue in fiscal 2005 reflects the company’s shift to an almost fully ratable license model initiated in the fourth quarter of fiscal 2004, under which more than 90 percent of the company’s license revenue is recognized over time rather than upfront in the quarter shipped.  As a result, in the fourth quarter approximately 92 percent of revenue came from backlog.

“We had an excellent quarter to complete our fiscal year, with business above target in all product areas, technology indicators consistently strong and sound financial execution.  We have a solid foundation for continued growth in fiscal 2006,” said Aart de Geus, chairman and chief executive officer of Synopsys.

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net loss for the fourth quarter of fiscal 2005 was ($11.1) million, or ($0.08) per share, compared to net loss of ($28.4) million, or ($0.19) per share, for the fourth quarter of fiscal 2004.

GAAP net loss for the fiscal year ended October 31, 2005 was ($13.1) million, or ($0.09) per share, compared to net income of $74.3 million, or $0.46 per share, for fiscal 2004.

Non-GAAP Results

On a non-GAAP basis, net income for the fourth quarter of fiscal 2005 was $14.9 million, or $0.10 per share, compared to non-GAAP net income of $1.8 million, or $0.01 per share, for the fourth quarter of fiscal 2004.

Non-GAAP net income for the fiscal year ended October 31, 2005 was $57.5 million, or $0.39 per share, compared to $166.4 million, or $1.04 per share, for fiscal year 2004.

Non-GAAP net income consists of GAAP net income excluding, to the extent incurred in a particular quarter or period, amortization of intangible assets and deferred stock compensation, in-process research and development charges, integration and other acquisition-related expenses, facilities and workforce realignment charges, and other significant items which, in the opinion of management are extraordinary.  See “GAAP Reconciliation – Reconciliation of Fourth Quarter and Full-Fiscal Year End Results” table below.  Fourth quarter and fiscal 2005 non-GAAP net income excludes approximately $11 million incremental tax expense related to the Company’s repatriation of $360 million in cash from its international subsidiaries.  The decreases in GAAP and non-GAAP net income in fiscal year 2005 were due primarily to lower revenues as a result of Synopsys’ shift to a more than 90 percent ratable license model.

Financial Targets

Synopsys also announced its operating model targets for the first quarter and full fiscal year 2006.  These targets constitute forward-looking information and are based on current expectations.  The non-GAAP targets exclude the impact of option expensing required by SFAS 123R, which the Company is required to adopt beginning in the first quarter of fiscal 2006.  For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

First Quarter of Fiscal 2006 Targets:

•      Revenue: $254 million - $262 million

•      GAAP expenses: $257 million - $270 million

•      Non-GAAP expenses: $225 million - $235 million

•      Other income and expense: $0 million – $4 million

•      Fully diluted outstanding shares: 144 million - 150 million

•      Tax rate applied in non-GAAP net income calculations: 31 percent

•      GAAP (loss) earnings: $(0.04) - $0.02 per share

•      Non-GAAP earnings: $0.13 - $0.17 per share

•      Revenue from backlog:  more than 95 percent

Full-Year Fiscal Year 2006 Targets

•      Revenue: $1,055 million - $1,085 million

•      Fully diluted outstanding shares: 144 million - 150 million

•      Tax rate applied in non-GAAP net income calculations: 31 percent

•      GAAP earnings: $0.08 - $0.21 per share

•      Non-GAAP earnings: $0.65 - $0.73 per share

•      GAAP cash flow from operations:  greater than $175 million

GAAP Reconciliation

Synopsys management evaluates and makes operating decisions about the Company’s business operations primarily based on the bookings, revenue and direct, ongoing and recurring costs of those operations.  Management does not believe amortization of intangible assets and deferred stock compensation, in-process research and development charges, integration and other acquisition-related expenses, equity plan-related compensation expenses, facilities and workforce realignment charges and other significant extraordinary items are ongoing and recurring operating costs of its core software, intellectual property and service business operations.  Therefore, management adjusts the following GAAP financial measures included in this earnings release to exclude such costs, to the extent incurred in a particular quarter: total cost of revenue, gross margin, total operating expenses, operating (loss) income, (loss) income before (benefit from) provision for income taxes, (benefit from) provision for income taxes, net (loss) income and net (loss) income per share.

For each such measure, excluding these costs provides management with more consistent, comparable information about the Company’s core profitability.  For example, since the Company does not acquire businesses on a predictable cycle, management would have difficulty evaluating the Company’s profitability as measured by gross margin, operating margin, income before taxes and net income on a period-to-period basis unless it excluded acquisition-related charges.  Similarly, the Company does not undertake significant restructuring or realignments on a regular basis, and, as a result, excludes associated charges in order to enable better and more consistent evaluations of the Company’s operating expenses before and after such actions are taken.  Management also uses these measures to help it make budgeting decisions, for example, as between product development expenses (which affect cost of revenue and gross margin) and research and development, sales and marketing and general and administrative expenses (which affect operating expenses and operating margin).  Finally, the availability of such information helps management track performance to both internal and externally communicated financial targets and to its competitors’ operating results.

Management recognizes that the use of these non-GAAP measures has certain limitations, including the fact that management must exercise judgment in determining whether certain types of charges, such as those relating to workforce reductions executed in the ordinary course, should be excluded from non-GAAP results.   However, management believes that, although it is important for investors to understand GAAP measures, providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in a way management assesses, Synopsys’ current and future continuing operations.

Reconciliation of Fourth Quarter and Full-Fiscal Year End Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP earnings per share and non-GAAP expenses for the fourth quarter and fiscal year 2005.

GAAP to Non-GAAP Reconciliation of Fourth Quarter and Fiscal Year Results

Income Statement Reconciliation

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
(in thousands)	2005	2004	2005	2004

GAAP net (loss) income	$(11,141)	$(28,382)	$(13,144)	$74,337
Amortization of intangible assets and deferred stock compensation	16,948	34,536	115,278	137,463
Merger termination fee	—	—	—	10,000
In-process research and development	—	1,638	5,700	1,638
Work force realignment charges at a lower cost than estimated	—	(3)	—	510
Litigation settlement	—	—	(33,000)	—
Tax effect (1)	9,138	(5,992)	(17,291)	(57,517)
Non-GAAP net income	$14,945	$1,797	$57,543	$166,431

(1)   The Company’s fourth quarter and fiscal year 2005 GAAP results include $11 million in incremental tax expense related to the repatriation of $360 million in cash from its international subsidiaries.  This incremental tax expense has been excluded from non-GAAP results.

Earnings Per Share Reconciliation

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2005	2004	2005	2004

GAAP earnings (loss) per share	$(0.08)	$(0.19)	$(0.09)	$0.46
Amortization of intangible assets and deferred stock compensation	0.12	0.23	0.79	0.86
Merger termination fee	—	—	—	0.06
In-process research and development	—	0.01	0.04	0.01
Work force realignment charges at a lower cost than estimated	—	—	—	0.01
Litigation settlement	—	—	(0.23)	—
Tax effect (1)	0.06	(0.04)	(0.12)	(0.36)
Non-GAAP earnings (loss) per share	$0.10	$0.01	$0.39	$1.04

Shares used in non-GAAP calculation	146,681	151,727	146,258	159,991

(1)   The Company’s fourth quarter and fiscal year 2005 GAAP results include $11 million in incremental tax expense related to the repatriation of $360 million in cash from its international subsidiaries.  This incremental tax expense has been excluded from non-GAAP results.

Reconciliation of Estimated Target Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below:

GAAP to non-GAAP Reconciliation of Target First Quarter Fiscal Year 2006 Targets

(in thousands, except per share data)

	Range for Three Months
	Ending January 31, 2006
	Low	High
Target GAAP expenses	$257,000	$270,000
Adjustment:
Estimated impact of amortization of intangible assets	(15,000)	(16,000)
Estimated impact of stock compensation expense	(17,000)	(19,000)
Target non-GAAP expenses	$225,000	$235,000

	Range for Three Months
	Ending January 31, 2006
	Low	High
Target GAAP earnings (loss) per share	$(0.04)	$0.02
Adjustment:
Estimated impact of amortization of intangible assets per share	0.11	0.10
Estimated impact of stock compensation expense per share	0.13	0.12
Net non-GAAP tax effect	(0.07)	(0.07)
Target non-GAAP earnings per share	$0.13	$0.17

Shares used in non-GAAP calculation (midpoint of target range)	147,000	147,000

GAAP to Non-GAAP Reconciliation of Target Fiscal Year 2006 Targets

	Range for Fiscal Year
	Ending October 31, 2006
	Low	High
Target GAAP earnings per share	$0.08	$0.21
Adjustment:
Estimated impact of amortization of intangible assets per share	0.37	0.36
Estimated impact of stock compensation expense per share	0.46	0.44
Net non-GAAP tax effect	(0.26)	(0.28)
Target non-GAAP earnings per share	$0.65	0.73

Shares used in non-GAAP calculation (midpoint of target range)	147,000	147,000

Additional Financial Information Available on Synopsys Website

In connection with this earnings release, Synopsys is making available to investors supplemental financial information which can be found on Synopsys’ website at http://www.synopsys.com/corporate/invest/finsupp/q405.pdf.  Synopsys currently intends to provide this information on a quarterly basis.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time.  A live webcast of the call will be available at Synopsys’ corporate website at http://www.synopsys.com/corporate/invest/invest.html.  A recording of the call will be available by calling 1-800-475-6701 (320-365-3844 for international callers), access code 801529, beginning at 5:30 p.m. Pacific Time today.  A webcast replay will also be available at http://www.synopsys.com/corporate/invest/invest.html from approximately 5:30 p.m. Pacific Time today through the time of the announcement of Synopsys’ results for the first quarter of fiscal 2006 in February 2006.  In addition, Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Rex Jackson, acting chief financial officer, senior vice president and general counsel, on its website at http://www.synopsys.com/corporate/invest/invest.html following the call.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement represent Synopsys’ expectations and beliefs as of the date of this release only.  Although this press release, copies of the prepared remarks of the chief executive officer and acting chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the first quarter earnings call in February 2006, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity.  Synopsys does not currently intend to report on its progress during the first quarter of fiscal 2006 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release until it releases such results in February 2006.  Furthermore, Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or unless otherwise required by law.

Availability of Final Financial Statements

Synopsys will include final financial statements for the full year fiscal 2005 with its Annual Report on Form 10-K to be filed in January 2006.

About Synopsys

Synopsys, Inc. (Nasdaq:  SNPS) is a world leader in electronic design automation (EDA) software for semiconductor design. The company delivers technology-leading semiconductor design and verification platforms and IC manufacturing software products to the global electronics market, enabling the development and production of complex systems-on-chips.  Synopsys also provides intellectual property and design services to simplify the design process and accelerate time-to-market for its customers. Synopsys is headquartered in Mountain View, California and has offices in more than 60 locations throughout North America, Europe, Japan and Asia. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “GAAP Reconciliation – Reconciliation of Estimated Target Operating Results” and certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  Actual results could differ materially from those described by these statements due to a number of uncertainties, including but not limited to the risk of:

•      weakness or continued budgetary caution in the semiconductor or electronic systems industries;

•      lower-than-expected research and development spending by semiconductor and electronic systems companies;

•      lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•      unexpected changes in the mix of time-based licenses and upfront licenses;

•      lower-than-expected bookings of licenses on which revenue is recognized upfront;

•      lower-than-anticipated new IC design starts;

•      competition in the market for Synopsys’ products and services;

•      failure to continue to improve Synopsys’ existing products;

•      failure to successfully develop additional intellectual property blocks for Synopsys’ IP business or to develop and integrate its design for manufacturing products;

•      difficulties in the ongoing integration of the products and operations of acquired companies or assets into Synopsys’ products and operations; and

•      continued downward pressure on maintenance orders, adversely affecting Synopsys’ future level of service revenue.

In addition, Synopsys’ target operating expenses and earnings per share on a GAAP basis for the fiscal quarter ending January 31, 2006 and earnings per share and estimated operating cash flow on a GAAP basis for full fiscal year 2006 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including (i) a determination by Synopsys that any portion of its intangible assets have become impaired, (ii) changes in deferred stock compensation expenses caused by employee terminations, (iii) application of the actual consolidated GAAP tax rate for such periods, and (iv) integration and other acquisition-related expenses, amortization of additional intangible assets and deferred stock compensation associated with future acquisitions, if any, and (v) increases or decreases in equity plan-related compensation expenses.

For further discussion of these and other factors that may cause results to differ from those projected in this release, readers are referred to the reports which Synopsys has filed with the Securities and Exchange Commission (SEC), and which are available at www.sec.gov, particularly the information contained in Part I, Item 2 of Synopsys’ Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2005 filed with the SEC on September 6, 2005 under the caption entitled “Factors That May Affect Future Results.”  Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter these forward-looking statements whether as a result of new information, future events or otherwise.

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Synopsys is a registered trademark of Synopsys, Inc.  Any other trademarks mentioned in this release are the intellectual property of their respective owners.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Operations (1)

(in thousands, except per share data)

	Three Months Ended October 31, 2005			Three Months Ended October 31, 2004
	GAAP Basis	Adjustments	Non-GAAP Basis	GAAP Basis	Adjustments	Non-GAAP Basis
Revenue:
Time-based license	$192,916	—	$192,916	$165,302	—	$165,302
Upfront license	16,314	—	16,314	18,301	—	18,301
Service	45,608	—	45,608	46,952	—	46,952
Total revenue	254,838	—	254,838	230,555	—	230,555
Cost of revenue:
License	28,294	—	28,294	23,587	—	23,587
Maintenance and services	17,209	—	17,209	17,079	—	17,079
Amortization of intangible assets and deferred stock compensation	9,303	(9,303)	—	26,055	(26,055)	—
Total cost of revenue	54,806	(9,303)	45,503	66,721	(26,055)	40,666
Gross margin	200,032	9,303	209,335	163,834	26,055	189,889
Operating expenses:
Research and development	80,840	—	80,840	76,337	—	76,337
Sales and marketing	82,608	—	82,608	86,346	—	86,346
General and administrative	27,384	—	27,384	25,742	3	25,745
In-process research and development	—	—	—	1,638	(1,638)	—
Amortization of intangible assets and deferred stock compensation	7,645	(7,645)	—	8,481	(8,481)	—
Total operating expenses	198,477	(7,645)	190,832	198,544	(10,116)	188,428
Operating (loss) income	1,555	16,948	18,503	(34,710)	36,171	1,461
Other income, net	2,779	—	2,779	1,143	—	1,143
Income before provision for income taxes	4,334	16,948	21,282	(33,567)	36,171	2,604
Provision for income taxes (2)	15,475	(9,138)	6,337	(5,185)	5,992	807
Net (loss) income	$(11,141)	$26,086	$14,945	$(28,382)	$30,179	$1,797
Basic earnings per share:
Net (loss) income per share	$(0.08)		$0.10	$(0.19)		$0.01
Weighted-average common shares	145,190		145,190	151,124		151,124
Diluted earnings per share:
Net (loss) income per share	$(0.08)		$0.10	$(0.19)		$0.01
Weighted-average common shares and equivalents	145,190		146,681	151,124		151,727

(1)   The Company’s fiscal year and fourth quarter ends on the Saturday nearest to October 31.

For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.

(2)   The Company’s fourth quarter and fiscal year 2005 GAAP results include $11 million in incremental tax expense related to the repatriation of $360 million in cash from its international subsidiaries.  This incremental tax expense has been excluded from non-GAAP results.

	Twelve Months Ended October 31, 2005			Twelve Months Ended October 31, 2004
	GAAP Basis	Adjustments	Non-GAAP Basis	GAAP Basis	Adjustments	Non-GAAP Basis
Revenue:
Time-based license	$743,723	—	$743,723	$663,244	—	$663,244
Upfront license	60,466	—	60,466	215,955	—	215,955
Service	187,742	—	187,742	212,905	—	212,905
Total revenue	991,931	—	991,931	1,092,104	—	1,092,104
Cost of revenue:
License	101,610	—	101,610	66,782	111	66,893
Maintenance and services	70,473	—	70,473	87,705	197	87,902
Amortization of intangible assets and deferred stock compensation	81,786	(81,786)	—	102,572	(102,572)	—
Total cost of revenue	253,869	(81,786)	172,083	257,059	(102,264)	154,795
Gross margin	738,062	81,786	819,848	835,045	102,264	937,309
Operating expenses:
Research and development	315,730	—	315,730	285,281	754	286,035
Sales and marketing	330,537	—	330,537	302,372	580	302,952
General and administrative	102,040	—	102,040	121,547	(12,152)	109,395
In-process research and development	5,700	(5,700)	—	1,638	(1,638)	—
Amortization of intangible assets and deferred stock compensation	33,492	(33,492)	—	34,891	(34,891)	—
Total operating expenses	787,499	(39,192)	748,307	745,729	(47,347)	698,382
Operating (loss) income	(49,437)	120,978	71,541	89,316	149,611	238,927
Other income (expense), net	45,195	(33,000)	12,195	2,276	—	2,276
(Loss) income before (benefit from) provision for income taxes	(4,242)	87,978	83,736	91,592	149,611	241,203
(Benefit from) provision for income taxes (2)	8,902	17,291	26,193	17,255	57,517	74,772
Net (loss) income	$(13,144)	$70,687	$57,543	$74,337	$92,094	$166,431
Basic earnings per share:
Net (loss) income per share	$(0.09)		$0.40	$0.48		$1.08
Weighted-average common shares	144,970		144,970	154,439		154,439
Diluted earnings per share:
Net (loss) income per share	$(0.09)		$0.39	$0.46		$1.04
Weighted-average common shares and equivalents	144,970		146,258	159,991		159,991

(1)   The Company’s fiscal year and fourth quarter ends on the Saturday nearest to October 31.

For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.

(2)   The Company’s fourth quarter and fiscal year 2005 GAAP results include $11 million in incremental tax expense related to the repatriation of $360 million in cash from its international subsidiaries.  This incremental tax expense has been excluded from non-GAAP results.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1)

(in thousands)

	October 31, 2005	October 31, 2004
ASSETS:
Current assets:
Cash and cash equivalents	$404,436	$346,709
Short-term investments	182,070	232,320
Total cash, cash equivalents and short-term investments	586,506	579,029
Accounts receivable, net of allowances of $4,003 and $7,113, respectively	100,178	132,258
Deferred taxes	194,288	125,601
Income taxes receivable	48,370	46,583
Prepaid expenses and other current assets	16,924	29,562
Total current assets	946,266	913,033
Property and equipment, net	170,195	178,155
Long-term investments	8,092	12,831
Goodwill	728,979	593,706
Intangible assets, net	142,519	198,069
Long-term deferred taxes	82,384	146,360
Other assets	61,828	50,033
Total assets	$2,140,263	$2,092,187

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$231,077	$184,146
Current portion of long-term debt	282	—
Accrued income taxes	169,632	188,096
Deferred revenue	415,689	368,913
Total current liabilities	816,680	741,155
Deferred compensation and other liabilities	63,841	51,794
Long-term deferred revenue	42,019	34,189
Stockholders’ equity:
Common stock, $0.01 par value per share; 400,000 shares authorized; 145,897 and 147,378 shares outstanding, respectively	1,459	1,474
Additional paid-in capital	1,260,405	1,240,568
Retained earnings	173,442	202,146
Treasury stock, at cost; 11,259 and 9,759 shares, respectively	(199,482)	(175,762)
Deferred stock compensation	(2,100)	(2,732)
Accumulated other comprehensive loss	(16,001)	(645)
Total stockholders’ equity	1,217,723	1,265,049
Total liabilities and stockholders’ equity	$2,140,263	$2,092,187

(1)   The Company’s fiscal year and fourth quarter ends on the Saturday nearest to October 31.

For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Twelve Months Ended October 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(13,144)	$74,337
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	171,510	192,774
Deferred taxes	(13,611)	(50,855)
In-process research and development	5,700	1,638
Write-down of long-term investments	3,582	3,658
Tax benefit associated with stock options	6,175	30,532
Provision for doubtful accounts	(4,094)	(927)
Net change in unrecognized gains and losses on foreign exchange contracts	(15,982)	(14,019)
Loss (gain) on sale of short- and long-term investments	502	(833)
Net changes in operating assets and liabilities:
Accounts receivable	56,842	70,511
Income taxes receivable	(1,787)	25,541
Prepaid expenses and other current assets	13,055	(10,260)
Other assets	(11,616)	(11,318)
Accounts payable and accrued liabilities	22,513	(26,906)
Accrued income taxes	(7,851)	(13,829)
Deferred revenue	45,125	(17,721)
Deferred compensation and other liabilities	12,271	11,714
Net cash provided by operating activities	269,190	264,037
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	422,523	992,300
Purchases of short-term investments	(372,984)	(1,050,524)
Proceeds from sale of long-term investments	—	412
Purchases of long-term investments	—	(6,339)
Purchases of property and equipment, net	(43,563)	(45,005)
Cash paid for acquisitions, net of cash received	(174,498)	(60,138)
Capitalization of software development costs	(2,953)	(2,739)
Net cash used in investing activities	(171,475)	(172,033)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	75,000	200,000
Payments on credit facility	(75,000)	(200,000)
Issuances of common stock	48,616	156,719
Purchases of treasury stock	(88,385)	(423,305)
Net cash used in financing activities	(39,769)	(266,586)
Effect of exchange rate changes on cash	(219)	(3,017)
Net decrease in cash and cash equivalents	57,727	(177,599)
Cash and cash equivalents, beginning of period	346,709	524,308
Cash and cash equivalents, end of period	$404,436	$346,709

(1)   The Company’s fiscal year and fourth quarter ends on the Saturday nearest to October 31.

For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.